UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2012
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, in recent months Idaho Power Company (Idaho Power), PacifiCorp, and other interested parties began to negotiate the terms and conditions of arrangements for continued joint participation in specified aspects of the Boardman-to-Hemingway project, a proposed approximately 300 mile, 500-kV transmission line between a station near Boardman, Oregon and the Hemingway station near Boise, Idaho, and the Gateway West project to build transmission lines between a station located near Douglas, Wyoming and the Hemingway station.  These negotiations resulted in the development of three arrangements, summarized below.

Boardman to Hemingway Transmission Project Joint Permit Funding Agreement, dated January 12, 2012, among Idaho Power, PacifiCorp, and the Bonneville Power Administration (B2H Funding Agreement):

The B2H Funding Agreement provides that the parties will seek to jointly fund and support the process of completing environmental studies, including an environmental impact statement pursuant to the National Environmental Policy Act, and obtaining governmental authorizations and permits for rights-of-way over public lands, necessary to develop the project. The planning, design, procurement, and acquisition of private rights of way, private easements, and similar private property interests is not within the scope of the B2H Funding Agreement. Idaho Power is designated as the project manager under the B2H Funding Agreement, responsible for administering and overseeing the project and for the day-to-day activities involved in advancing the project.

The B2H Funding Agreement assigns each party a permitting interest based on each party's specified capacity ownership interests in the project. The agreement provides for permitting interests of 21.21 percent for Idaho Power, 24.24 percent for the Bonneville Power Administration (BPA), and 54.55 for PacifiCorp in the project. The agreement further provides that during future negotiations pertaining to development and construction agreements, the parties will seek to retain interests in the project equal to their respective permitting interests.

The B2H Funding Agreement provides for the parties to subsequently meet to negotiate the terms and conditions of one or more definitive development and construction agreements for the Boardman to Hemingway transmission line. Following the designated negotiation period, in the event a definitive development and construction agreement is not executed, any party who has made all required payments under the agreement may notify the other parties to proceed with the development and construction of the project. In such case, the parties who desire to proceed with development and construction are obligated to purchase the rights, title, and interest in and to the permitting project from the party or parties who desire not to proceed with development and construction, at a purchase price equal to all payments made by the non-participating party or parties under the agreement. In other circumstances where a party elects not to make a payment required by the agreement, or otherwise withdraws from the agreement, the withdrawing party forfeits its rights, title, and interest in the agreement and associated tangible and intangible property rights.

PacifiCorp or BPA may withdraw from the B2H Funding Agreement at any time. Idaho Power has no right to withdraw from the B2H Funding Agreement. BPA is obligated to comply with the National Environmental Policy Act and other laws prior to making any decision to participate in construction of the project, and BPA is not required to commit to definitive agreements for construction of the project before the National Environmental Policy Act review process is completed.

The B2H Funding Agreement also contains, among other items, restrictions on assignment of a party's interest, specified events of default (including failure to make timely payments under the agreement) and associated remedies, and provisions relating to limitation of liability and joint defense of claims. The B2H Funding Agreement terminates not later than January 1, 2022, or earlier upon (a) withdrawal of two parties if there are three parties to the agreement at such time, (b) withdrawal of one party if there are two parties to the agreement at such time, or (c) consent of the parties.

Gateway West Transmission Project Development Agreement, dated January 12, 2012, between Idaho Power and PacifiCorp (Gateway Funding Agreement):

The Gateway Funding Agreement outlines the terms under which the parties will jointly own, develop, design, permit, site, and acquire rights-of-way for the Gateway West transmission project. Idaho Power's interest in the Gateway West project applies to four of ten segments involved in the project, referred to as segments 6 (which Idaho Power had previously constructed and is included only for purposes of federal permitting related to the Gateway West project), 8, 9, and 10. PacifiCorp is designated as the project manager under the agreement, responsible for administering and overseeing the project and for the day-to-day activities involved in advancing the project.

The agreement provides that the project manager may seek to reconfigure portions of the federal permitting project, including segments in which Idaho Power has an interest, subject to certain limitations. Further, PacifiCorp retains the right to remove specified segments from the federal permitting project, including segments in which Idaho Power has an interest, subject to certain limitations and Idaho Power's ability to continue with the permitting and construction of certain removed segments.

Each party is responsible for its pro rata share, based on its respective federal and state permitting ownership interest in the segments in which it has an interest, of the costs incurred under the agreement. Idaho Power's state permitting interest in its segments are 100 percent for segment 6 and 33 percent for each of segments 8, 9, and 10, with a federal permitting interest in the project of 11 percent. PacifiCorp has a 100 percent state permitting interest in segments 1, 2, 3, 4, 5, and 7, and a 67 percent state permitting interest in segments 8, 9, and 10, and has a federal permitting interest of 89 percent in the project. Information on the segments in which Idaho Power has an interest is as follows:

Segment No.	Connected Substations	Length of Line (Miles)	Size of Line	State
6	Borah to Midpoint	88	500 kV	Idaho
8	Midpoint to Hemingway	126	500 kV	Idaho
9	Cedar Hill to Hemingway	152	500 kV	Idaho
10	Midpoint to Cedar Hill	34	500 kV	Idaho

The Gateway Funding Agreement provides for the parties to subsequently meet to negotiate the terms and conditions of one or more definitive development and construction agreements for the Gateway West transmission line. Following the designated negotiation period, in the event a definitive development and construction agreement is not executed, then each party is required to provide notice as to whether it desires to proceed with development and construction of the segments. If only one party desires to proceed, then the party that desires to proceed with development and construction is obligated to purchase the rights, title, and interest in and to the permitting project from the party who desires not to proceed with development and construction, at a purchase price equal to the project costs incurred for the applicable segment or segments by the non-participating party.

The agreement specifies that the parties intend that the terms of any development and construction agreement for the project would provide that Idaho Power is entitled to one-third of the anticipated bi-directional transmission capacity on segments 8, 9, and 10, and one-third of any total incremental system capacity on those segments, and that PacifiCorp is entitled to the remaining two-thirds interest. The agreement provides that the parties will attempt, to the greatest extent possible, to base the owners' and project manager's rights, duties, obligations, liabilities, and remedies for any resulting development and construction agreement on the terms of the Gateway Funding Agreement. The agreement also provides for negotiations pertaining to a potential transfer of an undivided ownership interest in segment 6 to PacifiCorp.

A party may withdraw from the federal permitting project, all or a portion of the state permitting project (relating to one or two of segments 8, 9, and 10), or the agreement in its entirety. Upon withdrawal, the withdrawing party forfeits its rights, title, and interest in the agreement and associated tangible and intangible property rights or, if withdrawing from less than all segments, its rights, title, and interest in those segments.

The Gateway Funding Agreement also contains, among other items, restrictions on assignment of a party's interest, specified events of default (including failure to make timely payments under the agreement) and associated remedies, and provisions relating to limitation of liability and indemnification. The Gateway Funding Agreement terminates upon, among other events, withdrawal of one of the parties from the project.

Idaho Power was previously a party to an existing memorandum of understanding, dated May 7, 2007, relating to transmission project development, and a permitting cost sharing agreement, dated September 5, 2008, to share with PacifiCorp the costs of certain Gateway West project permitting activities. The prior memorandum of understanding and permitting agreement terminated upon execution of the Gateway Funding Agreement.

Memorandum of Understanding, dated January 12, 2012, among Idaho Power, PacifiCorp, and BPA (2012 MOU):

The 2012 MOU provides that the parties will negotiate in good faith the terms of mutually satisfactory definitive agreements that would allow BPA to meet its load service obligations in southeast Idaho. It provides that the parties will explore opportunities to establish eastern Idaho load service from the Hemingway substation in exchange for similar service from the Federal Columbia River Transmission System (FCRTS), and will consider whether to replace certain transmission arrangements involving existing assets with joint ownership transmission or other arrangements.

The 2012 MOU outlines at least two potential alternatives for further negotiation, as follows:

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Alternative 1: BPA would obtain a network service option from the Hemingway substation to the existing BPA service points in eastern Idaho. Idaho Power would sell and PacifiCorp would acquire Idaho Power's existing assets necessary to provide BPA's long-term load service. BPA would also work to plan an amount of FCRTS capacity sufficient to enable PacifiCorp and Idaho Power to utilize their capacity shares (up to 650 MW in total) of the Boardman to Hemingway transmission project pursuant to standard open access transmission tariff terms and conditions.

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Alternative 2: Idaho Power and PacifiCorp would together provide BPA with 600 MW of firm eastbound ownership rights of assets, or other terms and conditions associated with the combined systems of Idaho Power and PacifiCorp in southern Idaho, for the primary purpose of serving BPA service points in eastern Idaho. BPA would provide to PacifiCorp and Idaho Power an equivalent value of capacity rights, ownership rights of assets, or other terms and conditions associated with the FCRTS to the western terminus of the Boardman to Hemingway transmission project, or other interconnection points determined by the parties. The parties would evaluate and consider a number of strategies to effect the proposed transactions, including, but not limited to, joint ownership of portions of the Gateway West project.

The 2012 MOU is a non-binding statement of intent to explore a larger coordinated solution for all parties to meet the parties' respective service needs. Any party may terminate the 2012 MOU at any time, without penalty, and the 2012 MOU automatically expires on December 31, 2014.

Idaho Power has posted copies of the B2H Funding Agreement and 2012 MOU to its Open Access Same-Time Information System (OASIS) Internet platform, http://www.oatioasis.com/ipco/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  January 18, 2012

IDACORP, INC.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Financial Officer